NEWS RELEASE CONTACT: Kent Yee Senior Vice President, CFO www.dxpe.com THE INDUSTRIAL DISTRIBUTION EXPERTS

DXP ENTERPRISES REPORTS FOURTH QUARTER AND FISCAL 2020 RESULTS

•Fiscal 2020 sales of $1.0 billion
•Fourth quarter GAAP diluted EPS of $(0.11)
•Fourth quarter and full Year adjusted EPS of $0.19 and 0.76, respectively, excluding non-cash, one-time items and tax normalization
•$117.4 million in cash and cash equivalents
•Free cash flow for the year of $101.1 million
•Closed six acquisitions during the year with approximately $145 million in trailing twelve months net sales

Houston, TX – March 9, 2021 – DXP Enterprises, Inc. (NASDAQ: DXPE) today announced financial results for the fourth quarter and fiscal year ended December 31, 2020. The following are results for the three and twelve months ended December 31, 2020, compared to the three and twelve months ended December 31, 2019 and the three months ended September 30, 2020, where appropriate. A reconciliation of the non-GAAP financial measures can be found in the back of this press release.

Fourth Quarter 2020 financial highlights:

•Sales grew 5.7 percent sequentially to $232.7 million, compared to $220.2 million for the third quarter of 2020.

•Earnings per diluted share for the fourth quarter was $(0.11) based upon 17.8 million diluted shares, compared to $0.12 per share in the fourth quarter of December 31, 2019, based on 18.4 million diluted shares. Excluding inventory impairment charges of $11.5 million and $5.4 million in debt extinguishment costs, earnings per diluted share was $0.19 per share, assuming a 22.9% tax rate.
•Adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA) for the fourth quarter of 2020 was $13.6 million versus $13.7 million for the third quarter of 2020 and $14.0 million for the fourth quarter of 2019.
•Free cash flow (cash flow from operating activities less capital expenditures) for the fourth quarter of 2020 was $15.3 million

Fiscal Year 2020 financial highlights:

•Sales were $1.0 billion, compared to $1.3 billion for 2019.
• Earnings per diluted share for 2020 of $(1.62) based upon 17.7 million basic shares, compared to $1.96 per share in 2019, based on 18.4 million diluted shares. Excluding non-cash impairment and other one-time charges of $59.9 million and $5.4 million in debt extinguishment costs, earning per diluted share was $0.76 per share, assuming a 22.5% tax rate.
• Adjusted EBITDA for 2020 was $59.8 million compared to $93.6 million for 2019. Adjusted EBITDA as a percentage of sales was 5.9 percent and 7.4 percent, respectively.
•Free cash flow for the full year was $101.1 million
•Closed six acquisitions including four on December 31st, Total Equipment Company, APO Pumps & Compressors, Corporate Equipment Company and Pumping System, Inc.

David R. Little, Chairman and CEO commented, “We are pleased with our fourth quarter results and strong finish to the year as evidenced by closing FY2020 with the refinancing of our Term Loan B and completing four acquisitions. FY2020 was a unique year and presented corporate, societal and individual challenges. Despite the many personal and operational hurdles imposed by the COVID-19 pandemic, DXPeople focused their efforts on creating a better customer experience, improving our culture of belonging and driving profitable growth in our key products and services. DXP's resiliency is evident in our financial results; gross margin expansion, working capital improvement, and delivering sequential growth in the fourth quarter.

DXP's fiscal 2020 total sales were $1.0 billion. Service Center sales were $663 million, followed by Innovative Pumping Solutions at $188 million in sales and Supply Chain Services with $155 million in revenue."

NEWS RELEASE CONTACT: Kent Yee Senior Vice President, CFO www.dxpe.com THE INDUSTRIAL DISTRIBUTION EXPERTS

Mr. Little continued, "During the fourth quarter, we grew 5.7 percent sequentially after our sales trough during the third quarter. In the fourth quarter, we achieved $232.7 million in sales, including $4.7 million from acquisitions. We delivered an excellent fourth quarter performance in the midst of continued virus surges and finished the year with good results on all fronts. I am very proud of the entire DXP team for their passion, commitment and teamwork and delivering outstanding service and support to our customers. Our acquisitions bring more exceptional companies to the DXP family. We are entering 2021 with a stronger team, balance sheet and great momentum. As we turn the page to 2021, end markets are showing signs of recovery but the full year economic outlook remains uncertain. We remain focused on those items under our control; investing in key end markets, products and operations; delivering a great customer experience, and building a culture of productivity and high performance. We remain confident in our ability to execute our strategy and deliver a strong performance and growth in 2021 and beyond."

Kent Yee, CFO commented, "Overall, we are pleased with our fourth quarter and full year results. Never before have we encountered a global pandemic, mixed with societal and other challenges. In the midst of such an environment, we generated over $101 million in free cash flow, maintained the health and safety of our employees and executed on our acquisition program closing four acquisitions at year-end, bringing that to a total of six acquisitions in fiscal 2020. We delivered financial results that display our ability to adjust to the current levels of activity while keeping our eyes toward the future with proactive actions including refinancing our term loan and completing four strategic transactions. We successfully refinanced our Term Loan B and raised $330 million that matures in 2027. As of December 31, 2020, we had $117.4 million in cash and cash equivalents on the balance sheet. Our senior leverage was 3.2:1, well under our covenant limit of 5.75:1. We have momentum going to fiscal 2021 and we expect to drive organic and acquisition driven growth."

Financial Strength and Liquidity
Net debt, calculated as total long-term debt, net of cash and cash equivalents, on our balance sheet as of December 31, 2020, was $212.6 million compared to $190.2 million at December 31, 2019. As of December 31, 2020, DXP has approximately $249.2 million in liquidity, consisting of $117.4 million in cash on hand and approximately $131.9 million in availability under our ABL facility.

We will host a conference call regarding December 31, 2020 fourth quarter results on the Company’s website (www.dxpe.com) Tuesday, March 9, 2021 at 10:30 am CST. Web participants are encouraged to go to the Company’s website at least 15 minutes prior to the start of the call to register, download and install any necessary audio software. The online archived replay will be available immediately after the conference call at www.dxpe.com.

Non-GAAP Financial Measures
DXP supplements reporting of net income with non-GAAP measurements, including EBITDA, adjusted EBITDA, free cash flow, non-GAAP net income and net debt. This supplemental information should not be considered in isolation or as a substitute for the unaudited GAAP measurements. Additional information regarding EBITDA, free cash flow and non-GAAP net income referred to in this press release are included below under "Unaudited Reconciliation of Non-GAAP Financial Information."

The Company believes EBITDA provides additional information about: (i) operating performance, because it assists in comparing the operating performance of the business, as it removes the impact of non-cash depreciation and amortization expense as well as items not directly resulting from core operations such as interest expense and income taxes and (ii) the performance and the effectiveness of operational strategies. Additionally, EBITDA performance is a component of a measure of the Company’s financial covenants under its credit facility. Furthermore, some investors use EBITDA as a supplemental measure to evaluate the overall operating performance of companies in the industry. Management believes that some investors’ understanding of performance is enhanced by including this non-GAAP financial measure as a reasonable basis for comparing ongoing results of operations. By providing this non-GAAP financial measure, together with a reconciliation from net income, the Company believes it is enhancing investors’ understanding of the business and results of operations, as well as assisting investors in evaluating how well the Company is executing strategic initiatives.

NEWS RELEASE CONTACT: Kent Yee Senior Vice President, CFO www.dxpe.com THE INDUSTRIAL DISTRIBUTION EXPERTS

About DXP Enterprises, Inc.
DXP Enterprises, Inc. is a leading products and service distributor that adds value and total cost savings solutions to industrial customers throughout the United States, Canada and Dubai. DXP provides innovative pumping solutions, supply chain services and maintenance, repair, operating and production ("MROP") services that emphasize and utilize DXP’s vast product knowledge and technical expertise in rotating equipment, bearings, power transmission, metal working, industrial supplies and safety products and services. DXP's breadth of MROP products and service solutions allows DXP to be flexible and customer-driven, creating competitive advantages for our customers. DXP’s business segments include Service Centers, Innovative Pumping Solutions and Supply Chain Services. For more information, go to www.dxpe.com.

The Private Securities Litigation Reform Act of 1995 provides a “safe-harbor” for forward-looking statements. Certain information included in this press release (as well as information included in oral statements or other written statements made by or to be made by the Company) contains statements that are forward-looking. These forward-looking statements include without limitation those about the Company’s expectations regarding the impact of the COVID-19 pandemic and the impact of low commodity prices of oil and gas; the Company’s business, the Company’s future profitability, cash flow, liquidity, and growth. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future; and accordingly, such results may differ from those expressed in any forward-looking statement made by or on behalf of the Company. These risks and uncertainties include, but are not limited to; decreases in oil and natural gas prices; decreases in oil and natural gas industry expenditure levels, which may result from decreased oil and natural gas prices or other factors; ability to obtain needed capital, dependence on existing management, leverage and debt service, domestic or global economic conditions, economic risks related to the impact of COVID-19, ability to manage changes and the continued health or availability of management personnel and changes in customer preferences and attitudes. In some cases, you can identify forward-looking statements by terminology such as, but not limited to, “may,” “will,” “should,” “intend,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “goal,” or “continue” or the negative of such terms or other comparable terminology. For more information, review the Company’s filings with the Securities and Exchange Commission. More information on these risks and other potential factors that could affect the Company’s business and financial results is included in the Company’s filings with the SEC, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings. The Company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates.

NEWS RELEASE CONTACT: Kent Yee Senior Vice President, CFO www.dxpe.com THE INDUSTRIAL DISTRIBUTION EXPERTS

DXP ENTERPRISES, INC. AND SUBSIDIARIES UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS ($ thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019

Sales	$232,689	$295,468	$1,005,266	$1,267,189
Cost of sales	168,402	217,135	725,997	919,965
Gross profit	64,287	78,333	279,269	347,224
Selling, general and administrative expenses	56,497	71,591	246,256	281,102
Impairment and other charges	11,482	—	59,883	—
Operating income (loss)	(3,692)	6,742	(26,870)	66,122
Other expense (income), net	455	(172)	74	(45)
Interest expense	8,512	4,587	20,571	19,498
Income (loss) before income taxes	(12,659)	2,327	(47,515)	46,669
Provision for income taxes (benefit)	(10,632)	239	(18,441)	10,894
Net income (loss)	(2,027)	2,088	(29,074)	35,775
Net (loss) income attributable to NCI*	(115)	(88)	(348)	(260)
Net income (loss) attributable to DXP Enterprises, Inc.	(1,912)	2,176	(28,726)	36,035
Preferred stock dividend	22	22	90	90
Net income (loss) attributable to common shareholders	$(1,934)	$2,154	$(28,816)	$35,945

Diluted earnings (loss) per share attributable to DXP Enterprises, Inc. **	$(0.11)	$0.12	$(1.62)	$1.96

Weighted average common shares and common equivalent shares outstanding	17,777	18,443	17,748	18,432

*NCI represents non-controlling interest
** Fiscal year 2020 diluted earnings per share for GAAP purposes was calculated using basic weighted average shares outstanding. Due to a loss for the period, convertible preferred stock shares are excluded from the computation of diluted EPS because the effect will be antidilutive.

NEWS RELEASE CONTACT: Kent Yee Senior Vice President, CFO www.dxpe.com THE INDUSTRIAL DISTRIBUTION EXPERTS

Business segment financial highlights:

•Service Centers’ revenue for the fiscal year was $662.6 million, a decrease of 13.1 percent year-over-year with a 10.6 percent operating income margin.
◦Revenue for the fourth quarter was $161.3 million, a decrease of 11.6 percent year-over-year with a 10.9 percent operating income margin.
•Innovative Pumping Solutions’ revenue for the fiscal year was $188.0 million, a decrease of 38.1 percent year over year with an 10.0 percent operating income margin.
◦Revenue for the fourth quarter was $35.6 million, a decrease of 45.8 percent year-over-year.
•Supply Chain Services’ revenue for the fiscal year was $154.7 million, a decrease of 23.2 percent year-over-year with a 8.5 percent operating margin.
◦Revenue for the fourth quarter was $35.8 million, a decrease of 24.4 percent year-over-year with a 9.0 percent operating income margin.

SEGMENT DATA
($ thousands, unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
Sales	2020	2019	2020	2019
Service Centers	$161,284	$182,372	$662,617	$762,256
Innovative Pumping Solutions	35,615	65,735	187,991	303,655
Supply Chain Services	35,790	47,361	154,658	201,278
Total DXP Sales	$232,689	$295,468	$1,005,266	$1,267,189

	Three Months Ended December 31,		Twelve Months Ended December 31,
Operating Income	2020	2019	2020	2019
Service Centers	$17,643	$19,497	$70,385	$86,778
Innovative Pumping Solutions	2,635	(29)	18,715	28,895
Supply Chain Services	3,210	3,465	13,218	14,445
Total segments operating income	$23,488	$22,933	$102,318	$130,118

NEWS RELEASE CONTACT: Kent Yee Senior Vice President, CFO www.dxpe.com THE INDUSTRIAL DISTRIBUTION EXPERTS

Reconciliation of Operating Income for Reportable Segments
($ thousands, unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
Operating income for reportable segments	$23,488	$22,933	$102,318	$130,118
Adjustment for:
Impairment and other charges	11,482	—	59,883	—
Amortization of intangibles	2,991	3,651	12,287	15,074
Corporate expenses	12,707	12,540	57,018	48,922
Total operating income (loss)	$(3,692)	$6,742	$(26,870)	$66,122
Interest and other financing expenses	8,512	4,587	20,571	19,498
Other expense (income), net	455	(172)	74	(45)
Income (loss) before income taxes	$(12,659)	$2,327	$(47,515)	$46,669

Unaudited Reconciliation of Non-GAAP Financial Information
($ thousands, unaudited)

The following table is a reconciliation of EBITDA and adjusted EBITDA, a non-GAAP financial measure, to income before taxes, calculated and reported in accordance with U.S. GAAP.

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
Income (loss) before income taxes	(12,659)	2,327	$(47,515)	$46,669
Plus: interest and other financing expenses	8,512	4,587	20,571	19,498
Plus: depreciation and amortization	5,389	6,481	22,683	25,174
EBITDA	$1,242	$13,395	$(4,261)	$91,341

Plus: NCI loss income before tax*	232	114	632	342
Plus: Impairment and other charges	11,482	—	59,883	—
Plus: stock compensation expense	662	461	3,532	1,963
Adjusted EBITDA	$13,618	$13,970	$59,786	$93,646

* NCI represents non-controlling interest

NEWS RELEASE CONTACT: Kent Yee Senior Vice President, CFO www.dxpe.com THE INDUSTRIAL DISTRIBUTION EXPERTS

XP ENTERPRISES, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
($ thousands, except per share amounts)

	December 31, 2020	December 31, 2019
ASSETS
Current assets:
Cash	$117,353	$54,203
Restricted cash	91	124
Accounts receivable, net of allowances for doubtful accounts	163,429	187,116
Inventories	97,071	129,364
Costs and estimated profits in excess of billings	18,459	32,455
Prepaid expenses and other current assets	4,548	4,223
Federal income taxes receivable	5,632	996
Total current assets	$406,583	$408,481
Property and equipment, net	56,899	63,703
Goodwill	248,339	194,052
Other intangible assets, net of accumulated amortization	80,088	52,582
Operating lease right-of-use assets	55,188	66,191
Other long-term assets	4,764	3,211
Total assets	$851,861	$788,220

LIABILITIES AND EQUITY
Current liabilities:
Current maturities of long-term debt	$3,300	$2,500
Trade accounts payable	75,744	76,438
Accrued wages and benefits	20,621	23,412
Customer advances	3,688	3,408
Billings in excess of costs and estimated profits	4,061	11,871
Current-portion operating lease liabilities	15,891	17,603
Other current liabilities	20,834	12,939
Total current liabilities	$144,139	$148,171
Long-term debt, less unamortized debt issuance costs	317,139	235,419
Long-term operating lease liabilities	38,010	48,605
Other long-term liabilities	2,930	1,205
Deferred income taxes	1,777	9,872
Total long-term liabilities	$359,856	$295,101
Total Liabilities	$503,995	$443,272
Equity:
Total DXP Enterprises, Inc. equity	347,068	343,802
Non-controlling interest	798	1,146
Total Equity	$347,866	$344,948
Total liabilities and equity	$851,861	$788,220

NEWS RELEASE CONTACT: Kent Yee Senior Vice President, CFO www.dxpe.com THE INDUSTRIAL DISTRIBUTION EXPERTS

Unaudited Reconciliation of Non-GAAP Financial Information
($ thousands, unaudited)

The following table is a reconciliation of free cash flow, a non-GAAP financial measure, to cash flow from operating activities, calculated and reported in accordance with U.S. GAAP.

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
Net cash from operating activities	$15,435	$33,822	$107,675	$41,306
Less: purchases of property and equipment	(142)	(7,873)	(6,672)	(22,120)
Plus: proceeds from sales of property and equipment	—	—	123	35
Free cash flow	$15,293	$25,949	$101,126	$19,221

The following table is a reconciliation of adjusted net income, a non-GAAP financial measure, to net income, calculated and reported in accordance with U.S. GAAP.

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
GAAP Net Income (Loss) :	$(1,934)	$2,176	$(28,816)	$36,035
Impairment and other charges	11,482	—	59,883	—
Extinguishment of debt in connection with refinancing	5,443	—	5,443	—
Adjustment for taxes*	(11,527)	—	(22,363)	—
Non-GAAP net income	$3,464	$2,176	$14,147	$36,035

Weighted average common shares and common equivalent shares outstanding **
Basic	17,777	17,603	17,748	17,592
Diluted	17,777	18,443	17,748	18,432

Diluted earnings (loss) per share:
GAAP **	$(0.11)	$0.12	$(1.62)	$1.96
Non-GAAP	$0.19	$0.12	$0.76	$1.96

* Adjustment for taxes relates to the tax effects of the adjustments that we incorporated into non-GAAP measures in order to provide a more meaningful measure of non-GAAP net income. Also, we have included an adjustment for the normalizing of tax credits and adjustments. For tax purposes the year-to-date effective tax rate of 22.5 percent was applied to the impairment and other charges for conservative purposes.

** Fiscal year 2020 diluted earnings per share for GAAP purposes was calculated using basic weighted average shares outstanding. Due to a loss for the period, convertible preferred stock shares are excluded from the computation of diluted EPS because the effect will be antidilutive.